Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-203755) pertaining to the 2015 Omnibus Incentive Plan,

2.	Registration Statement (Form S-8 No. 333-143397) pertaining to the 2007 Outside Director Incentive Plan,

3.	Registration Statements (Form S-8 No. 333-191964, No. 333-127341 and No. 333-158903) pertaining to the 2005 Omnibus Incentive Plan,

4.	Registration Statements (Form S-8 No. 333-157236, No. 33-37500 and No.333-108321) pertaining to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates,

5.	Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, and

6.	Registration Statement (Form S-3 No. 333-214987) of Cullen/Frost Bankers, Inc.;
of our reports dated February 3, 2017, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc., and the effectiveness of internal control over financial reporting of Cullen/Frost Bankers, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

San Antonio, Texas
February 3, 2017